UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 19, 2011

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed on May 25, 2011 (the “Original Report”) by Quanta Services, Inc. (the “Company”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation. No other changes are being made to the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders held on May 19, 2011, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of holding advisory votes on executive compensation. As previously reported in the Original Report, the stockholders approved, on an advisory basis, an annual advisory vote on executive compensation.

On August 18, 2011, after considering the results of the stockholder advisory vote and other factors, the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation every year until the next stockholder advisory vote on the frequency of future advisory votes on executive compensation, which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2011	QUANTA SERVICES, INC.

	By:	/s/ Tana Pool
		Name:	Tana Pool
		Title:	Vice President and General Counsel

3